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                                                                    EXHIBIT 23.4

                   CONSENT OF INTERNATIONAL DATA CORPORATION

September 19, 1997

Transcrypt International, Inc.
4800 NW First Street
Lincoln, Nebraska 68521
Attention: John T. Connor

Dear Sirs:

     International Data Corporation does hereby consent to the reference to the information published by us and to our name, all of which appear under the caption "Business -- Information Security Industry -- Telephony Security Market" in the Registration Statement on Form S-1, as amended (File No. 333-35469), filed by Transcrypt International, Inc. with the Securities and Exchange Commission.

                                          International Data Corporation

                                                     /s/ GIGI WANG
                                          --------------------------------------
                                          By: Gigi Wang
                                          Title: Senior-Vice President of
                                          Communications